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                                   Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS










                                      -89-
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                                   Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


   The Board of Directors
   Skaneateles Bancorp, Inc.:


   We consent to incorporation by reference in the registration statement Nos. 33-37281, 33-37282, 33-92198 and 333-20445 on Form S-8 and 333-18287 on Form
   S-3 of Skaneateles Bancorp, Inc. of our report dated January 12, 1998, relating to the consolidated balance sheets of Skaneateles Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report has been incorporated by reference in the December 31, 1997 annual report on Form 10-K of Skaneateles Bancorp, Inc.


         /s/ KPMG Peat Marwick LLP


   Syracuse, New York
   March 25, 1998